UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 19, 2021

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor Suite 7240 New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, Graziano Seghezzi, a member of the board of directors (the “Board”) of HOOKIPA Pharma Inc. (the “Company”), notified the Company that he will not stand for reelection to the Board when his term expires at the Company’s 2021 annual meeting of shareholders on June 1, 2021 (the “2021 Annual Meeting”). Mr. Seghezzi’s departure from the Board is not due to any disagreement with the Company. Mr. Seghezzi will continue to serve as a member of the Board and a member of the Compensation Committee of the Board until the 2021 Annual Meeting, when his resignation will be deemed effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2021	HOOKIPA Pharma, Inc.

	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer (Principal Executive Officer)